Altus Power, Inc. Announces Fourth Quarter
and Full Year 2022 Financial Results

Full Year 2022 Financial Highlights

•Full year 2022 revenues of $101.2 million, a 41% increase as compared to full year 2021
•GAAP net income of $52.2 million for full year 2022, an increase as compared to $13.0 million for full year 2021
•Adjusted EBITDA* of $58.6 million for full year 2022, or a 43% increase as compared with full year 2021
•Adjusted EBITDA margin* of 58% for full year 2022, compared to 57% for full year 2021

Recent Business Highlights

•Currently serving customers across 24 states, with New York, Massachusetts, New Jersey and California each representing over 100 MW
•Portfolio of 690 MW pro forma for acquisition from True Green Capital completed in February, 2023
•Total carbon-free generation of over 455,000 megawatt hours, avoiding over 320,000 metric tons of CO21
•Enhanced liquidity and financial flexibility with inaugural $200 million 5-year revolving credit facility
•Record number of projects in construction
•Master lease agreement with CBRE Investment Management and Trammell Crow Company expected to streamline future customer engagements

STAMFORD, CT, March 30, 2022 – Altus Power, Inc. (NYSE: AMPS) (“Altus Power” or the “Company”), the premier independent commercial-scale clean electrification company, today announced its financial results for fourth quarter and full year 2022.
“2022 was another year of significant growth and the team's accomplishments further demonstrated our ability to execute on our plans," commented Lars Norell, Co-CEO of Altus Power. "We purposefully built our Company not only to withstand environments like the current one but to thrive amidst the market volatility and enhance our competitive positioning. We intend to evidence the durability and strength of our platform as we continue to grow our asset and customer base and deliver increasing cash flows to our investors."
"Our ability to identify and efficiently execute acquisitions of high-quality operating portfolios has been rewarded in historic fashion; we added over 300 megawatts of assets and we're pleased to have onboarded these new customer relationships to the Altus Power platform," added Gregg Felton, Co-CEO of Altus Power. "The current market environment - which might be posing challenges for some - is providing a unique opportunity for Altus Power. As a well-capitalized public company with industry-leading availability and cost of capital, we are well positioned to scale our business and further consolidate our fragmented segment of the market."
Fourth Quarter Financial Results
Operating revenues during the fourth quarter of 2022 totaled $26.8 million, compared to $21.6 million during the same period of 2021, an increase of 24%. The increase reflects the growth of megawatts installed over the past twelve months.
Fourth quarter 2022 GAAP net income totaled $67.1 million, compared to $14.5 million for the same period last year. The increase in net income during the quarter was driven by the $71.5 million non-cash gain from remeasurement of both warrants and alignment shares.

Adjusted EBITDA* during the fourth quarter of 2022 was $16.6 million, compared to $12.9 million for the fourth quarter of 2021, a 29% increase. The quarter over quarter growth in adjusted EBITDA* was primarily the result of increased revenue from additional solar energy facilities, partially offset by an increase in our general and administrative expenses.

Full Year 2022 Financial Results
Operating revenues for full year 2022 totaled $101.2 million, compared to $71.8 million in 2021, primarily due to the increased number of solar energy facilities in our portfolio.
1 Conversion from megawatt hours according to EPA AVERT Calculator

Full year 2022 GAAP net income totaled $52.2 million, compared to $13.0 million in 2021 primarily driven by the non-cash net gain of $55.7 million from remeasurement of both warrants and alignment shares.

Adjusted EBITDA* during full year 2022 totaled $58.6 million, compared to $41.0 million for full-year 2021. This growth was primarily the result of increased revenue from additional solar energy facilities, partially offset by an increase in our general and administrative expenses.
Balance Sheet and Liquidity
Altus Power ended the fourth quarter of 2022 with $193.0 million in cash and $664.6 million of total debt. The Company's current growth plan calls for capital from borrowings under our existing debt facilities, third party tax equity investors, cash from our balance sheet and cash from operations.
Initiating 2023 Guidance
Altus Power expects 2023 adjusted EBITDA* in the range of $97-103 million, representing 70% growth over 2022 at the midpoint. The Company also expects 2023 adjusted EBITDA margin* to fall in the mid-to-high 50% range.
Use of Non-GAAP Financial Information
*Denotes Non-GAAP financial measure. We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as adjusted EBITDA and adjusted EBITDA margin provide users of our financial statements with supplemental information that may be useful in evaluating our business. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define adjusted EBITDA as net income (loss) plus net interest expense, depreciation, amortization and accretion expense, income tax expense, acquisition and entity formation costs, non-cash compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain on fair value remeasurement of contingent consideration, gain on disposal of property, plant and equipment, change in fair value of redeemable warrant liability, change in fair value of alignment shares, loss on extinguishment of debt, and other miscellaneous items of other income and expenses. See below for explanations of each of these components.
We define adjusted EBITDA margin as adjusted EBITDA divided by operating revenues.
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that we use to measure our performance. We believe that investors and analysts also use adjusted EBITDA in evaluating our operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income and to adjusted EBITDA margin is net income over operating revenues. The presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA and adjusted EBITDA margin are not necessarily comparable to adjusted EBITDA as calculated by other companies and investors and analysts should read carefully the components of our calculations of these non-GAAP financial measures.
We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. These adjustments are intended to exclude items that are not indicative of the ongoing operating performance of the business. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.
In addition to adjusted EBITDA, we may also refer to exit portfolio annualized rate, or exit PAR, which is a non-GAAP measure. Exit PAR reflects the estimated annual adjusted EBITDA potential of our operating asset base at the end of the year and assumes customary weather, production, expenses and other economic and market conditions. We believe this metric can be helpful to assess our portfolio asset base in operation at the beginning of an annual period, e.g. if we were to receive the benefit of assets added for a full year even if they were added during a partial year. This figure is only an estimate and is based on a number of assumptions by Altus Power's management that may or may not be realized.

Altus Power does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty and without unreasonable effort, items such as acquisition and entity formation costs, gain on fair value remeasurement of contingent consideration, change in fair value of redeemable warrant liability, change in fair value of alignment shares. These items are uncertain, depend on various factors, and could be material to Altus Power’s results computed in accordance with GAAP.
Adjusted EBITDA Definitions
Interest Expense, Net. Interest expense, net represents interest on our borrowings under our various debt facilities, amortization of debt discounts and deferred financing costs, and unrealized gains and losses on interest rate swaps.

Depreciation, Amortization and Accretion Expense. Depreciation expense represents depreciation on solar energy systems that have been placed in service. Depreciation expense is computed using the straight-line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. Amortization includes third party costs necessary to enter into site lease agreements, third party costs necessary to acquire PPA and NMCA customers and favorable and unfavorable rate revenues contracts. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. Accretion expense includes over time increase of asset retirement obligations associated with solar energy facilities.

Income Tax (Expense) Benefit. We account for income taxes under ASC 740, Income Taxes. As such, we determine deferred tax assets and liabilities based on temporary differences resulting from the different treatment of items for tax and financial reporting purposes. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Additionally, we must assess the likelihood that deferred tax assets will be recovered as deductions from future taxable income. We have a partial valuation allowance on our deferred state tax assets because we believe it is more likely than not that a portion of our deferred state tax assets will not be realized. We evaluate the recoverability of our deferred tax assets on a quarterly basis.

Acquisition and Entity Formation Costs. Acquisition and entity formation costs represent costs incurred to acquire businesses and form new legal entities. Such costs primarily consist of professional fees for banking, legal, accounting and appraisal services.

Stock-Based Compensation Expense. Stock-based compensation expense is recognized for awards granted under the Legacy Incentive Plans and Omnibus Incentive Plan, as defined in Note 20, "Stock-Based Compensation," to our consolidated financial statements included in our report on Form 10-K for the year ended December 31, 2022.

Fair Value Remeasurement of Contingent Consideration. In connection with the Solar Acquisition (as defined in Note 11, “Fair Value Measurements,” to our consolidated financial statements included in our report on Form 10-K for the year ended December 31, 2022), contingent consideration of up to an aggregate of $3.1 million may be payable upon achieving certain market power rates by the acquired solar energy facilities. The Company estimated the fair value of the contingent consideration for future earnout payments using a Monte Carlo simulation model. Significant assumptions used in the measurement include market power rates during the 36-month period, and the risk-adjusted discount rate associated with the business.

Gain on Disposal of Property, Plant and Equipment. In connection with the disposal of land, the Company recognized a gain on disposal of property, plant and equipment, which represents the excess of consideration received over the carrying value of the disposed land.

Change in Fair Value of Redeemable Warrant Liability. In connection with the Merger, the Company assumed a redeemable warrant liability composed of publicly listed warrants (the "Redeemable Warrants") and warrants issued to CBRE Acquisition Sponsor, LLC in the private placement (the "Private Placement Warrants"). Redeemable Warrant Liability was remeasured through the Redemption Date, and the resulting loss was included in the consolidated statements of operations.

Change in Fair Value of Alignment Shares. Alignment Shares represent Class B common stock of the Company which were issued in connection with the Merger. Class B common stock, par value $0.0001 per share ("Alignment Shares") are accounted for as liability-classified derivatives, which were remeasured as of December 31, 2022, and the resulting gain was included in the consolidated statements of operations. The Company estimates the fair value of outstanding Alignment Shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rates.

Loss on Extinguishment of Debt. When the repayment of debt is accounted for as an extinguishment of debt, loss on extinguishment of debt represents the difference between the reacquisition price of debt and the net carrying amount of the extinguished debt.

Other (Income) Expense, Net. Other income and expenses primarily represent interest income, state grants, and other miscellaneous items.

Gain on Disposal of Property, Plant and Equipment. In connection with the disposal of land, the Company recognized a gain on disposal of property, plant and equipment, which represents the excess of consideration received over the carrying value of the disposed land.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "aims," "believes," "expects," "intends," "aims", "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” "strategy," “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the risk that pending acquisitions may not close in the anticipated timeframe or at all due to a closing condition not being met; (2) failure to obtain required consents or regulatory approvals in a timely manner or otherwise; (3) the ability of Altus Power to successfully integrate the acquisition of solar assets into its business and generate profit from their operations; (4) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (5) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; and (6) the possibility that Altus Power may be adversely affected by other economic, business, regulatory, credit risk and/or competitive factors.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 30th, 2023, as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Conference Call Information

The Altus Power management team will host a conference call to discuss its fourth quarter and full year 2022 financial results later this morning at 8:30 a.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Altus Power's website at https://investors.altuspower.com/events-and-

presentations/default.aspx. An archive of the webcast will be available after the call on the Investor Relations section of Altus Power's website as well.

About Altus Power, Inc.

Altus Power, based in Stamford, Connecticut, is the premier independent commercial-scale clean electrification company serving commercial, industrial, public sector and community solar customers with end-to-end solutions. Altus Power originates, develops, owns and operates locally-sited solar generation, energy storage and charging infrastructure across the nation. Visit www.altuspower.com to learn more.

Altus Power Contact for Investor or Media Inquiries:

Chris Shelton, Head of Investor Relations
InvestorRelations@altuspower.com

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating revenues, net	$26,764	$21,578	$101,163	$71,800
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	4,690	4,024	17,532	14,029
General and administrative	5,524	4,694	25,026	16,767
Depreciation, amortization and accretion expense	8,781	6,800	29,600	20,967
Acquisition and entity formation costs	3,046	303	3,629	1,489
Loss (gain) on fair value remeasurement of contingent consideration	225	(400)	79	(2,800)
Gain on disposal of property, plant and equipment	—	(12,842)	(2,222)	(12,842)
Stock-based compensation	2,734	37	9,404	148
Total operating expenses	$25,000	$2,616	$83,048	$37,758
Operating income	1,764	18,962	18,115	34,042
Other (income) expenses
Change in fair value of redeemable warrant liability	(800)	2,332	5,647	2,332
Change in fair value of Alignment Shares liability	(70,681)	(5,013)	(61,314)	(5,013)
Other (income) expense, net	(1,066)	(593)	(3,926)	245
Interest expense, net	6,394	5,971	22,162	19,933
Loss on extinguishment of debt	2,303	—	2,303	3,245
Total other (income) expense	$(63,850)	$2,697	$(35,128)	$20,742
Income before income tax expense	$65,614	$16,265	$53,243	$13,300
Income tax expense	1,472	(1,792)	(1,076)	(295)
Net income	$67,086	$14,473	$52,167	$13,005
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(797)	7,285	(3,270)	7,099
Net income attributable to Altus Power, Inc.	$67,883	$7,188	$55,437	$5,906
Net income per share attributable to common stockholders
Basic	$0.43	$0.07	$0.36	$0.06
Diluted	$0.42	$0.06	$0.35	$0.06
Weighted average shares used to compute net income per share attributable to common stockholders
Basic	158,109,614	104,653,303	154,648,788	92,751,839
Diluted	159,338,967	109,155,128	155,708,993	96,603,428

Altus Power, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$193,016	$325,983
Current portion of restricted cash	2,404	2,544
Accounts receivable, net	13,443	9,218
Other current assets	6,206	6,659
Total current assets	215,069	344,404
Restricted cash, noncurrent portion	3,978	1,794
Property, plant and equipment, net	1,005,147	745,711
Intangible assets, net	47,627	16,702
Operating lease asset	94,463	—
Derivative assets	3,953	—
Other assets	6,651	4,638
Total assets	$1,376,888	$1,113,249
Liabilities, redeemable noncontrolling interests, and stockholders' equity
Current liabilities:
Accounts payable	$2,740	$3,591
Construction payable	9,038	234
Interest payable	4,436	4,494
Purchase price payable, current	12,077	—
Due to related parties	112	—
Current portion of long-term debt	29,959	21,143
Operating lease liability, current	3,339	—
Other current liabilities	6,527	3,429
Total current liabilities	68,228	32,891
Redeemable warrant liability	—	49,933
Alignment Shares liability	66,145	127,474
Long-term debt, net of unamortized debt issuance costs and current portion	634,603	524,837
Intangible liabilities, net	12,411	13,758
Purchase price payable, noncurrent	6,940	—
Asset retirement obligations	9,575	7,628
Operating lease liability, noncurrent	94,819	—
Contract liability	5,397	—
Deferred tax liabilities, net	11,011	9,603
Other long-term liabilities	4,700	5,587
Total liabilities	$913,829	$771,711
Commitments and contingent liabilities
Redeemable noncontrolling interests	18,133	15,527
Stockholders' equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of December 31, 2022 and 2021; 158,904,401 and 153,648,830 shares issued and outstanding as of December 31, 2022 and 2021, respectively	16	15
Additional paid-in capital	470,004	406,259
Accumulated deficit	(45,919)	(101,356)
Total stockholders' equity	$424,101	$304,918
Noncontrolling interests	20,825	21,093
Total equity	$444,926	$326,011
Total liabilities, redeemable noncontrolling interests, and stockholders' equity	$1,376,888	$1,113,249

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2022	2021
Cash flows from operating activities
Net income	$52,167	$13,005
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization and accretion	29,600	20,967
Deferred tax expense	1,078	219
Non-cash lease expense	443	—
Amortization of debt discount and financing costs	3,018	2,873
Loss on extinguishment of debt	2,303	3,245
Change in fair value of redeemable warrant liability	5,647	2,332
Change in fair value of Alignment Shares liability	(61,315)	(5,013)
Remeasurement of contingent consideration	79	(2,800)
Gain on disposal of property, plant and equipment	(2,222)	(12,842)
Stock-based compensation	9,404	148
Other	(174)	104
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	(2,122)	162
Due from related parties	112	—
Derivative assets	(1,247)	(324)
Other assets	(280)	(4,647)
Accounts payable	(1,126)	2,001
Interest payable	(58)	1,909
Contract liability	562	—
Other liabilities	(627)	2,365
Net cash provided by operating activities	35,242	23,704
Cash flows from investing activities
Capital expenditures	(77,223)	(14,585)
Payments to acquire businesses, net of cash and restricted cash acquired	(76,166)	(201,175)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(13,924)	(27,364)
Proceeds from disposal of property, plant and equipment	3,605	19,910
Other	496	(36)
Net cash used for investing activities	(163,212)	(223,250)

Cash flows from financing activities
Proceeds from issuance of long-term debt	124,697	311,053
Repayments of long-term debt	(123,362)	(160,487)
Payment of debt issuance costs	(5,257)	(2,628)
Payment of debt extinguishment costs	(1,335)	(1,477)
Proceeds from the Merger and PIPE financing	—	637,458
Payment of transaction costs related to the Merger	(742)	(55,442)
Proceeds from issuance of common stock and Series A preferred stock	—	82,000
Repayment of Series A preferred stock	—	(290,000)
Payment of dividends and commitment fees on Series A preferred stock	—	(22,207)
Proceeds from exercise of warrants	65	—
Payment of contingent consideration	(72)	(153)
Contributions from noncontrolling interests	6,097	3,846
Redemption of redeemable noncontrolling interests	(473)	(5,324)
Distributions to noncontrolling interests	(2,571)	(4,978)
Net cash provided by financing activities	(2,953)	491,661
Net decrease in cash, cash equivalents, and restricted cash	(130,923)	292,115
Cash, cash equivalents, and restricted cash, beginning of year	330,321	38,206
Cash, cash equivalents, and restricted cash, end of year	$199,398	$330,321

	Year ended December 31,
	2022	2021
Supplemental cash flow disclosure
Cash paid for interest, net of amounts capitalized	$21,605	$15,015
Cash paid for taxes	73	103
Non-cash investing and financing activities
Asset retirement obligations	$1,840	$3,024
Debt assumed through acquisitions	117,295	5,920
Initial recording of noncontrolling interest	183	4,569
Redeemable noncontrolling interest assumed through acquisitions	2,126	—
Acquisitions of property and equipment included in construction payable	8,371	234
Construction loan conversion	(4,186)	—
Term loan conversion	4,186	—
Exchange of warrants into common stock	7,779	—
Warrants exercised on a cashless basis	47,836	—
Conversion of Alignment Shares into common stock	15	—
Deferred purchase price payable	18,548	—

Non-GAAP Financial Reconciliation

Reconciliation of GAAP reported Net Income to non-GAAP adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Reconciliation of Net income to Adjusted EBITDA:
Net income	$67,086	$14,473	$52,167	$13,005
Income tax expense (benefit)	(1,472)	1,792	1,076	295
Interest expense, net	6,394	5,971	22,162	19,933
Depreciation, amortization and accretion expense	8,781	6,800	29,600	20,967
Stock-based compensation	2,734	37	9,404	148
Acquisition and entity formation costs	3,046	303	3,629	1,489
Loss (gain) on fair value remeasurement of contingent consideration	225	(400)	79	(2,800)
Gain on disposal of property, plant and equipment	—	(12,842)	(2,222)	(12,842)
Change in fair value of redeemable warrant liability	(800)	2,332	5,647	2,332
Change in fair value of Alignment Shares liability	(70,681)	(5,013)	(61,314)	(5,013)
Loss on extinguishment of debt	2,303	—	2,303	3,245
Other (income) expense, net	(1,066)	(593)	(3,926)	245
Adjusted EBITDA	$16,550	$12,860	$58,605	$41,004

Reconciliation of non-GAAP adjusted EBITDA margin:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Reconciliation of Adjusted EBITDA margin:
Adjusted EBITDA	$16,550	$12,860	$58,605	$41,004
Operating revenues, net	26,764	21,578	101,163	71,800
Adjusted EBITDA margin	62%	60%	58%	57%